EXHIBIT 4.4


              THE CIT GROUP/COMMERCIAL SERVICES, INC.
                    1211 Avenue of the Americas
                        New York, NY  10036


                              April 14, 1994



Graniteville Company
C.H. Patrick & Co., Inc.
133 Marshall Street
Graniteville, S.C.  29829

Attention:  John L. Barnes, Jr.
            Executive Vice President

Dear Jack:

          Reference is hereby made to the Revolving Credit, Term Loan and Security Agreement dated as of April 23, 1993 (as amended, modified and supplemented from time to time, the "Loan Agreement") among each of you, the various financial institutions named therein and which became parties thereto (collectively "Lenders") and The CIT Group/Commercial Services, Inc., as agent for the Lenders (in such capacity "Agent"). All capitalized terms used herein which are not defined shall have meanings given to such terms in the Loan Agreement.

          Borrowers have informed Lenders that they have changed their fiscal year to conform to the fiscal year of the Common Parent. In connection with such change, Agent on behalf of Lenders hereby:

          (a) consents to the change in fiscal year so that Borrowers' fiscal years and fiscal quarters shall end on the dates set forth on Schedule
7.13 attached hereto;

          (b) agrees that Schedule 7.13 attached hereto shall amend in its entirety Schedule 7.13 to the Loan Agreement;

          (c) agrees that Sections 6.5, 6.6, 6.7 and 6.8 of the Loan Agreement are amended as follows:

               (i) each reference to the fiscal quarter ending February 27, 1994 shall be amended to refer to the fiscal quarter ending January 2, 1994; and

               (ii) each reference to a fiscal quarter ending after February 27, 1994 shall be amended to refer to the corresponding fiscal quarter end set forth on Schedule 7.13 attached hereto. For example, the reference to May 29, 1994 which was the end of the first fiscal quarter of the old 1995 fiscal year shall be amended to read April 3, 1994 to correspond to the first fiscal quarter end of the new 1994 fiscal year;

          (d) agrees that Section 6.9 of the Loan Agreement be amended in its entirety to provide as follows:

          6.9 Interest Coverage. Cause for the fiscal period set forth below the ratio of (i) Earnings Before Interest and Income Taxes plus depreciation and amortization to (ii) aggregate interest expense of Borrowers on a Consolidated Basis to be greater than the ratio set forth opposite such fiscal period:

          Fiscal Period                      Interest Coverage
                                                  Ratio

   March 1, 1993 - August 29, 1993             3.00 to 1.00
   March 1, 1993 - November 28, 1993           3.00 to 1.00
   March 1, 1993 - January 2, 1994             3.00 to 1.00
   March 29, 1993 - April 3, 1994              3.00 to 1.00
   June 28, 1993 - July 3, 1994                3.00 to 1.00
   September 27, 1993 - October 2, 1994        3.00 to 1.00
   January 3, 1994 - January 1, 1995           3.00 to 1.00
   April 4, 1994 - April 2, 1995               3.00 to 1.00
   July 4, 1994 - July 2, 1995                 3.00 to 1.00
   October 3, 1994 - October 1, 1995           3.00 to 1.00
   January 2, 1995 - December 31, 1995         4.00 to 1.00
   April 3, 1995 - March 31, 1996              4.00 to 1.00
   July 3, 1995 - June 30, 1996                4.00 to 1.00
   October 2, 1995 - September 29, 1996        4.00 to 1.00
   January 1, 1996 - December 29, 1996         4.50 to 1.00
   April 1, 1996 - March 30, 1997              4.50 to 1.00
   July 1, 1996 - June 29, 1997                4.50 to 1.00
   September 30, 1996 - September 28, 1997     4.50 to 1.00
   December 30, 1996 - December 28, 1997       5.00 to 1.00
   March 31, 1997 - March 29, 1998             5.00 to 1.00

   (e) agrees that Section 7.6 of the Loan Agreement is amended by amending the dates under the Fiscal Year End column and the amounts under the Capital Expenditures column as follows:

          Fiscal Year End             Capital Expenditures

       January 2, 1994 (ten month year)      $23,500,000
       January 1, 1995                        16,667,000
       December 31, 1995                      15,000,000
       December 29, 1996                      18,000,000
       December 28, 1997                     18,000,000

   Except as expressly amended as provided herein, all of the representations, warranties, terms, covenants and conditions contained in the Loan Agreement shall remain unamended and shall continue to be and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed a waiver of, amendment of, consent to or modification of any other term or provision of the Loan Agreement or of the Other Documents or any transaction or future action on the part of any Borrower which would require Lenders' consent under the Loan Agreement.

                            Very truly yours,

                            THE CIT GROUP/COMMERCIAL SERVICES, INC., as Agent


                            By:  KENNETH WENDLER

AGREED TO:

GRANITEVILLE COMPANY


By:  JOHN L. BARNES
Its: Executive Vice President

C. H. PATRICK & CO., INC.


By:  JOHN L. BARNES
Its: Vice President


TRIARC COMPANIES, INC.


By:  CURTIS S. GIMSON
Its: Senior Vice President


GS HOLDINGS, INC.


By:  JOSEPH A. LEVATO
Its: Executive Vice President


GRANITEVILLE INTERNATIONAL SALES, INC.


By:  JOHN L. BARNES
Its: Vice President
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                           SCHEDULE 7.13

     GRANITEVILLE COMPANY AND SUBSIDIARIES FISCAL YEAR END AND
                  QUARTERLY CLOSING PERIOD DATES
                  FISCAL YEARS 1994 THROUGH 1998


Fiscal Year 1994 ending January 1, 1995:

First Quarter                         April 3, 1994
Second Quarter                        July 3
Third Quarter                         October 2
Fourth Quarter                        January 1, 1995

Fiscal Year 1995 ending December 31, 1995:

First Quarter                         April 2, 1995
Second Quarter                        July 2
Third Quarter                         October 1
Fourth Quarter                        December 31, 1995

Fiscal Year 1996 ending December 29, 1996:

First Quarter                         March 31, 1996
Second Quarter                        June 30
Third Quarter                         September 29
Fourth Quarter                        December 29, 1996

Fiscal Year 1997 ending December 28, 1997:

First Quarter                         March 30, 1997
Second Quarter                        June 29
Third Quarter                         September 28
Fourth Quarter                        December 28, 1997

Fiscal Year 1998 ending January 3, 1999:

First Quarter                         March 29, 1998
Second Quarter                        June 28
Third Quarter                         September 27
Fourth Quarter                        January 3, 1999

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